UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2014

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, 15th Floor, Salt Lake City, Utah	84111
(Address of Principal Executive Office)	(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

ITEM 8.01	OTHER EVENTS

On March 20, 2014, Zions Bancorporation (“Zions”) announced that under the results published by the Federal Reserve, under the hypothetical severely adverse economic stress scenario in the Dodd-Frank Act Stress Test (DFAST) run by the Federal Reserve, Zions’ capital ratios would not have met the minimum requirements under the Federal Reserve’s capital adequacy rules. The press release announcing this result is filed as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Zions Bancorporation Press Release dated March 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: March 21, 2014	By:	/s/ Thomas E. Laursen
Thomas E. Laursen
Executive Vice President, General Counsel and Secretary

Exhibit No.	Description

99.1	Zions Bancorporation Press Release dated March 20, 2014.

Exhibit 99.1

***FOR IMMEDIATE RELEASE***

FOR: ZIONS BANCORPORATION	Contact: James Abbott
One South Main Street	Tel: (801) 844-7637
Salt Lake City, Utah
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION WILL RESUBMIT CAPITAL PLAN

SALT LAKE CITY, March 20, 2014 – Under the results published today by the Federal Reserve, under the hypothetical severely adverse economic stress scenario in the Dodd-Frank Act Stress Test (DFAST) run by the Federal Reserve, Zions Bancorporation’s (NASDAQ: ZION) capital ratios would not have met the minimum requirements under the Federal Reserve’s capital adequacy rules. Zions announced today that, based upon an initial review of the Federal Reserve’s publication, Zions’ DFAST results were worse than Zions had projected primarily because of the following factors:

1)	Significantly higher commercial real estate losses,

2)	Significantly greater risk-weighted assets, and

3)	Lower pre-tax, pre-provision net revenue.

Zions also notes that its original submission to the Federal Reserve occurred prior to the sale of certain collateralized debt obligation securities (CDOs) in January and February 2014, which sales also resulted in a substantial reduction in risk.

As a result of the Federal Reserve’s stress tests, Zions will resubmit its capital plan to the Federal Reserve and anticipates that the resubmission will contain additional actions that will further reduce risk and/or increase its common equity capital sufficient to cause Zions’ capital ratios to meet or exceed the minimum capital ratios under the Federal Reserve’s hypothetical severely adverse economic stress scenario.

ZIONS BANCORPORATION

Press Release – Page 2

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select western U.S. markets with combined total assets exceeding $55 billion. Zions operates its banking businesses under local management teams and community identities in 10 western and southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The company is a national leader in Small Business Administration lending and public finance advisory services and is a consistent recipient of numerous Greenwich Excellence awards in banking. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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Forward-Looking Information

This press release contains statements that relate to preliminary analyses and review undertaken by Zions Bancorporation with respect to the Federal Reserve’s stress test results and possible future actions Zions may take to reduce risk or increase its capital. Factors that might cause our understanding of the stress test results to change include detailed analyses of the multiple factors involved in the stress test and comparisons of assumptions and scenarios used by the Federal Reserve in its stress test and those used by Zions in its stress tests. Factors that might cause our future actions to differ from those anticipated include our more detailed understanding of the Federal Reserve’s stress test, the results of the stress test we intend to resubmit to the Federal Reserve, the feasibility of various potential future actions, and market and macroeconomic conditions. Accordingly, the statements contained in this press release are based on facts and circumstances as understood by management of the company on the date of this press release, which may change in the future. Except as required by law, Zions disclaims any obligation to update any statements or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events, developments, determinations or understandings.